Exhibit 10.2

FORM OF RESTRICTED SHARE AWARD AGREEMENT

UNDER THE AAC HOLDINGS, INC.

2007 STOCK INCENTIVE PLAN

(Employee)

Name of Grantee:

No. of Restricted Shares:

Grant Date:

Pursuant to the AAC Holdings, Inc. 2007 Stock Incentive Plan (as amended from time to time, the “Plan”), American Addiction Centers, Inc., formerly known as Forterus, Inc., formerly known as Mezey Howarth Racing Stables, Inc., and formerly known as MH 1, Inc. (the “Company”) hereby grants (the “Agreement”) to the individual named above (the “Grantee”) the number of Restricted Shares specified above (the “Restricted Shares”), subject to the restrictions and conditions set forth in this Agreement and the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Restricted Shares in the form of cash, past or future services rendered to the Company by the Grantee, or such other form of consideration as is acceptable to the Board of Directors of the Company (the “Board”). Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

1.     Grantee’s Rights. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement by (i) signing and delivering to the Company a copy of this Agreement and (ii) delivering to the Company a stock power endorsed in blank. Upon execution of this Agreement by the Grantee,                      stock certificates representing the number of Restricted Shares granted in each tranche under this Agreement shall be registered in the name of the Grantee and held by the Company or any custodian appointed by the Company for the Grantee’s account subject to the terms and conditions of this Agreement. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in this Agreement. The certificates shall remain in the custody of the Company or any such custodian until all of the Restricted Shares represented by the certificates vest or are forfeited in accordance with this Agreement.

2.     Restrictions and Conditions.

(a) Any certificates for Restricted Shares granted herein shall bear an appropriate legend, as determined by the Board in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein.

(b) Restricted Shares granted herein may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee’s employment with the Company terminates for Cause or is voluntarily terminated by Grantee prior to vesting of the Restricted Shares granted herein, all unvested Restricted Shares shall immediately and automatically be forfeited and returned to the Company. For purposes of this Agreement, “Cause” shall mean: (i) gross negligence or willful misconduct by the Grantee in the performance of the Grantee’s duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (ii) any breach by the Grantee of any non-compete agreement or similar agreement between the Grantee and the Company;

(iii) any material breach by the Grantee of any confidentiality agreement or similar agreement between the Grantee and the Company; (iv) a material violation by the Grantee of any federal or state law or regulation or the Company’s compliance program in the performance of the Grantee’s duties; (v) commission by the Grantee of any act of fraud with respect to the Company; (vi) the Grantee’s conviction of, or the Grantee’s entry of a guilty plea or plea of nolo contendere with respect to, a felony; (vii) the Grantee’s failure to perform duties consistent with the Grantee’s position or to follow or comply with the reasonable directives of the Board or the Grantee’s supervisor(s), provided that (A) the Grantee shall have received written notice that specifically identifies the manner in which the Company believes that the Grantee has engaged in such failure and (B) the Grantee shall not have cured such failure within thirty (30) days following receipt of such notice, provided further that such opportunity to cure a failure shall not apply if the Grantee has received more than one notice with respect to the same or similar conduct pursuant to this clause (vii) during any twelve (12) consecutive month period; or (viii) any act or omission that would constitute “cause” under any employment agreement or similar agreement between the Grantee and the Company.

(d) If the Grantee’s employment with the Company terminates for any reason other than as provided in subsection 2(c) prior to vesting of the Restricted Shares granted herein, the Company shall for a period of ninety (90) days following such termination of employment have an option to purchase all or any portion of the unvested Restricted Shares at a price per Restricted Share equal to the then-current fair market value. The Company may exercise such option by delivering a written notice to the Grantee, specifying the number of unvested Restricted Shares with respect to which the Company is exercising such option, the current fair market value per Restricted Share, and the closing date for such purchase (which date shall be within fifteen (15) days of the date notice is given). At the Company’s option, the closing shall occur by mail or at the Company’s principal business office. The Company shall pay the purchase price by check and shall instruct any custodian of the shares to deliver the shares to the Company for cancellation. The unvested Restricted Shares so purchased shall be deemed cancelled and held as treasury stock following such closing date, notwithstanding any failure of the Grantee to deliver such certificate(s), and Grantee shall not be entitled to any further voting, dividend or other rights or incidents of stock ownership with respect thereto other than the right to receive the purchase price. If any of the unvested Restricted Shares are not purchased as provided herein, such unvested Restricted Shares shall no longer be deemed Restricted Shares and the restrictions and conditions set forth in this Section 2 shall lapse.

3.    Vesting of Restricted Shares. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Dates specified in the following schedule so long as the Grantee remains continuously in the Employment of the Company on such dates.

Number of Shares Vested	Percentage of Shares Vested	Vesting Date

Subsequent to such the Vesting Date, the Restricted Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares. Once the restrictions and conditions have lapsed, the Company shall release the stock certificate representing such vested Restricted Shares to Grantee. The Board may at any time accelerate the vesting schedule specified in this Section 3. Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Restricted Shares shall become fully vested as of the effective time of the Change of Control.

4.    Dividends. Dividends on the Restricted Shares, to the extent declared and paid, shall be paid currently to the Grantee.

5.    Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Agreement as provided in Section 1 of this Agreement, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

6.    Incorporation of Plan. Notwithstanding anything herein to the contrary, the Restricted Shares shall be subject to and governed by all the terms and conditions of the Plan.

7.    Transferability. Unless otherwise approved by the Board, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.    No Obligation to Continue Employment. The Company is not obligated by or as a result of this Agreement to continue the Grantee in employment and this Agreement shall not interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

9.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

10.    Electronic Consent. The Company may choose to deliver certain statutory materials relating to the Agreement in electronic form. By accepting the Restricted Shares, the Grantee agrees that the Company may deliver these materials in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company will provide paper copies upon written request by the Grantee to the Secretary of the Company.

11.    Lock-Up Agreement. Grantee hereby agrees that, if requested by the Company and a managing underwriter in connection with any firmly underwritten public offering of the Company’s Shares registered under the Securities Act of 1933, as amended, Grantee will not, without the prior written consent of the Company and such managing underwriter, during the period commencing on the date of the final prospectus relating to such registered public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or other securities of the Company, including the Restricted Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of capital stock or other securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such shares of capital stock or other securities, in cash or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Agreement on and as of the day and year first above written.

AMERICAN ADDICTION CENTERS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s Name

Grantee’s Address: